Exhibit 99.1

Press Release December 2, 2008
6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Announces Webcast of Conference Presentation

FORT WAYNE, INDIANA, December 2, 2008 – (NASDAQ-GS: STLD) Steel Dynamics announces that Keith Busse, Chairman and CEO, will present at the Goldman Sachs Fourth Annual Global Steel CEO Forum.  This presentation will take place on Thursday, December 4, 2008, at 8:00 a.m. Eastern Time.

The presentation will be webcast live and will be accessible from link below as well as from the Steel Dynamics website, www.steeldynamics.com.  A replay of the presentation will be available later that day.

http://cc.talkpoint.com/GOLD006/120308a_mg/?entity=steeldynamics

Mr. Busse will provide updates on current steel- and scrap-market conditions as well as discuss the effect of the current economic environment on Steel Dynamics.  It is anticipated that Mr. Busse may also offer comments regarding the company’s fourth quarter 2008 operations.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564 or f.warner@steeldynamics.com